UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Road, Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On April 11, 2022, John A. Legg, Chief Operating Officer of Purple Innovation, Inc. (the “Company”), and the Company determined that Mr. Legg’s last day of employment as the Chief Operating Officer was April 11, 2022. The Company has commenced a formal search process to fill the position of Chief Operating Officer for the Company.

In connection with Mr. Legg’s resignation from the Company, on April 13, 2022, Mr. Legg signed a Separation Agreement and General Release (the “Separation Agreement”). The terms of the Separation Agreement provide that Mr. Legg shall serve as an advisor to the Chief Executive Officer of the Company until October 11, 2022. He also shall receive unpaid base salary, eligible unpaid expense reimbursements, his vested 401(k) plan account balance, and his vested stock options. So long as Mr. Legg meets the requirements set forth in the Separation Agreement, the post-termination exercise period for the stock options will be extended to October 11, 2022, which will be his sole compensation for service as an advisor during the stated period. He also will receive as severance benefits (i) $190,000 over a 26 week period in accordance with the Company’s regular payroll practices subject to withholding taxes and (ii) medical, dental, and vision coverage under COBRA, to the same extent as if he remained an employee, if he is qualified for and elects continuing coverage under COBRA and the Company is able to deduct his share of the payment from the payments made to him under (i) above.

The Separation Agreement also provides provisions for release and waiver, non-disparagement, confidentiality, cooperation, and a 7-day revocation period. The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Forward-Looking Statements

Certain statements made herein that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022 and amended on March 16, 2022, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit
99.1	Separation Agreement entered into between Purple Innovation, LLC and John A. Legg dated April 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2022	PURPLE INNOVATION, INC.

	By:	/s/ Bennett Nussbaum
Bennett Nussbaum Interim Chief Financial Officer

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